UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2006 (October 4, 2006)
LOUDEYE CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-29583	91-1908833

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1130 Rainier Avenue South Seattle, Washington	98144

(Address of Principal Executive Offices)	Zip Code
(206) 832-4000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
          On October 4, 2006 a purported class action lawsuit captioned, Maria Corso and Steven Corso v. Loudeye Corporation et. al., Case No. 2:06-cv-1442-MJP, was filed in the United States District Court for the Western District of Washington against us, our Chief Executive Officer and certain other former officers. The complaint alleges that Loudeye published a series of misleading statements during the period between May 19, 2003 and November 9, 2005 in press releases and filings with the Securities and Exchange Commission in violation of the Securities Exchange Act of 1934, as amended. The complaint seeks monetary damages, an award of costs and expenses (including legal fees) incurred in connection with the lawsuit and unspecified injunctive relief.
          The time for the defendants to respond to the complaints described above has not yet expired and, to date, no motions have been filed by any of the parties to the lawsuit. We intend to vigorously defend against the claims and allegations in the complaint. Defending these actions may require significant attention and resources of management and, regardless of the outcome, result in significant legal expenses.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loudeye Corp.
Dated: October 6, 2006	By:	/s/ Eric S. Carnell
Eric S. Carnell
Vice President, General Counsel & Secretary